As filed with the Securities and Exchange Commission on August 7, 1998
                            Registration No. 0-20843

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                   Charter Communications International, Inc.
             (Exact name of registrant as specified in its charter)

            Nevada                                84-1097751
  (State or other jurisdiction of               (IRS Employer
   incorporation or organization)             Identification No.)

                              2839 Paces Ferry Road
                             Atlanta, Georgia 30339
                                 (770) 432-6800

               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                              --------------------

                STEPHEN E. RAVILLE              with copy to:
              CHIEF EXECUTIVE OFFICER          DALLAS PARKER, ESQ.
          CHARTER COMMUNICATIONS          BROWN, PARKER & LEAHY, L.L.P.
                 INTERNATIONAL, INC.          1200 SMITH STREET
              2839 PACES FERRY ROAD                SUITE 3600
              ATLANTA, GEORGIA 30339          HOUSTON, TEXAS  77002
      (Name and address of agent for service)

                                 (770) 432-6800
     (Telephone  Number,  Including  Area  Code,  of  Agent  for  Service)
                              --------------------
    Approximate  date  of  commencement  of  proposed  sale  to  the  public:
      From  time  to  time  after  this  registration  statement  becomes effective  as  determined  by  market  conditions.
                              --------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continued basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.  [    ]

If  delivery  of  the  prospectus  is  expected to be made pursuant to Rule 434,
please  check  the  following  box.  [    ]

CALCULATION  OF  REGISTRATION  FEE


Title of Securities   Amount to      Proposed           Proposed        Amount of
to be Registered          be          Maximum           Maximum        Registration
                      Registered  Offering Price       Aggregate           Fee
                                   Per Share (1)   Offering Price (1)
====================  ==========  ===============  ==================  ============
Common Stock,            450,000           1.6875             759,375        224.02
 .00001 par value
====================  ==========  ===============  ==================  ============

(1)     Estimated  solely  for  the  purpose  of  calculating  the registration fee pursuant to Rule 457(c) based on the average of the closing bid and asked prices of the  Company's  Common  Stock,  as reported by National Quotation Bureau, Inc., for
August  5,  1998.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED AUGUST 7, 1998

PROSPECTUS
                                 450,000 SHARES
                   CHARTER COMMUNICATIONS INTERNATIONAL, INC.

                                  COMMON STOCK

     All the 450,000 share (the "Shares") of Common Stock, $.00001 par value per share ("Common Stock"), of Charter Communications International, Inc., a Nevada corporation (together with its subsidiaries, "Charter" or the "Company"), offered hereby are being offered for the account of stockholders of the Company (the "Selling Shareholders"). The Company will receive none of the proceeds from sales of the Shares.

     The Common Stock is quoted on the NASDAQ Bulletin Board (the "NASDAQ") under the symbol "CHTD". On August 6, 1998, the closing price of the Common
Stock  on  the  NASDAQ  was  $1.6875  per  share.

     The Shares may be sold from time to time by the Selling Shareholders. Such sales may be made on the NASDAQ or otherwise at prices and on terms related to the then current market price of the Common Stock or in negotiated transactions. The Shares may be sold by any one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of a block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal, and resale by such broker or dealer, for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. See "Plan of Distribution".

     The Company has agreed with the Selling Shareholders to register Shares offered hereby. The Selling Shareholders shall pay all fees and expenses incident to such registration, inclusive of any underwriting discounts, any selling commissions payable in respect of sales of the Shares or any expenses incurred by the Selling Shareholders to retain any counsel, accountant or other advisor. It is estimated that the fees and expenses payable by the Company in connection with the registration of the Shares will be approximately $15,000. The Company has agreed with the Selling Shareholders to keep the Registration Statement (as hereinafter defined), of which this Prospectus is a part, effective for a period of 6 months from the effective date of this Prospectus.

                                -----------------

     THE SHARES HAVE NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION AS OF THE DATE OF THIS PROSPECTUS. BROKERS OR DEALERS EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THE REGISTRATION OF THE SHARES UNDER THE SECURITIES LAWS OF THE STATES IN WHICH SUCH TRANSACTIONS OCCUR, OR THE EXISTENCE OF ANY EXEMPTIONS FROM SUCH REGISTRATION.

                                -----------------

     THE  SHARES  OFFERED  HEREBY  INVOLVE  A  HIGH  DEGREE  OF RISK.  SEE "RISK
FACTORS".

                                -----------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is August __, 1998

     No person is authorized in connection with the offering made hereby to give any information or to make any representation not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated by reference herein must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including the Company, that file electronically with the Commission.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby (including all amendments or supplements thereto, the "Registration Statement"). This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 0-20843) pursuant to the Exchange Act are incorporated herein by reference:

     (1) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed June 11, 1996, pursuant to
Section 12(g) of the Securities Exchange Act of 1934, as amended, and declared effective on August 10, 1996, including any amendment or report filed for the purpose of updating such information;

     (2) The Company's Annual Report on Form 10-KSB and its amendments for the fiscal year ended December 31, 1997;

     (3) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998;

     (4) The Company's Current Report on Form 8-K dated May 13, 1997 and amended March 8, 1997 and March 5, 1998;

     (5) The Company's Proxy Statement for the 1998 Annual Meeting of Stockholders to be held August 31, 1998 filed August 7, 1998;

     (6) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares.

     Any statement contained herein or in documents or information incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or suspended for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents or information that has been incorporated by reference in this Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). All requests should be directed to Patrick Delaney, Chief Financial Officer, Charter Communications International, Inc., 2839 Paces Ferry Road, #500 Atlanta, GA 30339, Telephone (770) 432-6800.

                                   THE COMPANY

     Charter Communications International, Inc. (the "Company"), was incorporated in Nevada on April 10, 1996, as a wholly owned subsidiary of Maui Capital Corporation, a Colorado corporation ("Maui Capital"), which incorporated on August 8, 1988. On April 21, 1996, Maui Capital and the Company merged with the Company being the surviving corporation and succeeding to all the business, properties, assets and liabilities of Maui Capital. The purpose of the merger of Maui Capital and the Company was to change the name and state of incorporation of Maui Capital. Maui Capital had no significant business or assets prior to September 21, 1995, when it acquired TOPS Corporation, a Nevada corporation ("TOPS") (TOPS was named Charter Communications International, Inc., until April 10, 1996, when its names was changed so that the Company could be formed in Nevada with the same name).

     TOPS was acquired by Maui Capital in exchange for the issuance of 5,798,391 shares of common stock, $.00001 par value per share ("Common Stock"), 550 shares of Series A Preferred Stock, $.01 par value per share ("Series A Stock") and warrants to purchase 854,231 shares of Common Stock. Each share of Series A Stock was converted into 5,177 shares of Common Stock effective March 8, 1996. At the time of the acquisition, TOPS was the sole stockholder of Charter Communicaciones Internacionales Grupo, S.A., a Panama corporation ("Charter Panama"), which was engaged in developing a private line telecommunications system in Panama and pursuing licenses to provide such services in various other Latin American countries. Since the acquisition of TOPS, the Company (and Maui Capital, its predecessor) has endeavored to grow both through the development of its existing businesses and through the acquisition of complementary businesses.

     Accordingly, on January 8, 1996, Maui Capital acquired 90% of the outstanding shares of Phoenix DataNet, Inc., a Texas corporation ("PDN"), from Phoenix Data Systems, Inc., a Texas corporation ("PDS"), in exchange for $525,000 cash. PDN is in the business of providing Internet access and a full range of Internet services to individual and commercial subscribers, predominately in the Houston, Texas area. On March 21, 1996, the Company acquired the remaining 10% of the outstanding shares of PDN from Billie C. Holbert, Jr., in exchange for the issuance of 150,000 shares of Common Stock.

     On March 21, 1996, Maui Capital acquired PDS and issued 1,000,000 shares of Common Stock to the former stockholders of PDS. The Company also granted piggyback registration rights covering the shares of Common Stock issued in the transaction to the former shareholders of PDS, including the 150,000 shares issued to Billie C. Holbert, Jr., for the remaining 10% of PDN's stock. PDS is in the business of designing, installing, modifying and managing computer networks.

     On September 21, 1996, the Company acquired Overlook Communications International Corporation, a North Carolina corporation ("OCI"), and issued 8,999,960 shares of Common Stock to the former stockholders of OCI. The Company also granted demand registration rights to certain stockholders in connection with the acquisition of OCI (See "Certain Relationships and Related Transactions" for a description of such agreement). OCI is in the business of reselling long-distance services, providing interactive voice response services and selling prepaid and post-paid calling cards.

     On October 5, 1996, the Company acquired WorldLink Communications, Inc., a Georgia corporation ("WorldLink"), and issued 1,850,000 shares of Common Stock to the former stockholders of WorldLink. WorldLink is in the business of reselling long-distance services and selling prepaid and post-paid calling cards.

     The Company and its subsidiaries provide enhanced telecommunications products and services, including international private line telecommunications services, switched voice and data products, Internet access, interactive voice response, conference calling, enhanced calling cards and call center services, both domestically and internationally, as well as computer network design, installation, modification and management. The Company's primary international focus is in North, Central and South America. Additional information on the products and services offered by the Company and its subsidiaries is set forth below.

     The Company's principal office is located at 2839 Paces Ferry Road, #500 Atlanta, GA 30339, and its telephone number at such address is (770) 432-6800. The Company also maintains an additional principal office located at 17100 El Camino Real, Houston, Texas 77058, and its telephone number at such address is
(281)  486-8337.

                               RECENT DEVELOPMENTS

     On May 28, 1998, David G. Olson resigned from as a Board member, President and Chief Operating Officer of the Company. Mr. Olson had recently experienced health problems and expressed his desire to leave the active management of the Company. On July 31, 1998, the Company hired Gary D. Morgan, the founder and CEO of Pointe Communications Corporation, to assume the position of President and Chief Operating Officer of the Company. Mr. Morgan has 22 years of experience in the telecommunications industry, and for the last 19 years has held various senior level positions with Lucent Technologies, Siemens, and Nortel. In conjunction with hiring Mr. Morgan, the Company acquired Pointe Communications Corporation, which was a private company entering the telecommunications market as a competitive local exchange carrier (CLEC).

     Since March 31, 1998, the Company has completed construction of three new teleports in Panama, Costa Rica and Nicaragua. In addition, during April and June 1998, the Company signed two new agreements with Satmex to provide satellite services within Mexico and for complete use of the Mexican Solidaridad satellite systems for five and ten years, respectively. Also since March 31, 1998, the Company was granted the following licenses to provide telecommunications services in South and Central America: i) El Salvador - on May 5, 1998, a license to terminate international switched voice traffic and provide a full range of telecommunications services within the nation was granted by SIGET; ii) Nicaragua - on July 8, 1998, a license to terminate international switched voice and provide International Private Line ("IPL"), Internet and value added services was granted by ENITEL; and iii) Panama - during July 1998, eight new licenses to provide IPL, internet and various other telecommunications services were granted by Panama Ente Regulador de los Servicios.

     On June 5, 1998, the Company engaged Credit Suisse First Boston Corporation to assist in its capital raising efforts.

                           FORWARD-LOOKING STATEMENTS

     Certain statements in this Prospectus and the documents incorporated herein, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statement involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievement of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: general economic and business conditions; industry trends; competition; equipment costs and availability; the loss of any significant customers; changes in business strategy or development plans; availability, terms and deployment of capital; availability of qualified personnel; changes in, or the failure or inability to comply with, governmental regulation; and other factors referenced in this Prospectus. See "Risk Factors." Forward-looking statements speak only as of the date of this Prospectus. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

                                  RISK FACTORS

     Any investment in the Common Stock involves a high degree of risk. Prospective purchasers of the Common Stock should carefully consider the risk factors set forth below, as well as the other information contained in this Prospectus.

     This Report on Form S-3 contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include, among other things, the Company's plans to implement its growth strategy, improve its financial performance, expand its infrastructure, develop new products and services, expand its sales force, expand its customer base and enter international markets. Such forward-looking statements also include the Company's expectations concerning factors affecting the markets for its products, such as demand for long-distance telecommunications and Internet access. Actual results could differ from those projected in any forward-looking statements for the reasons detailed in the "Risk Factors" below. The forward-looking statements are made as of the date of this filing, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

                   LIMITED OPERATING HISTORY; OPERATING LOSSES

     The Company has only a limited history upon which an evaluation of it and its prospects can be based. Although the Company has experienced substantial revenue growth since the inception of its business in April 1995, it has incurred losses of totaling approximately $23,928,081 as of March 31, 1998. As of March 31, 1998, the Company had stockholder's equity of $16,553,700. The Company's current focus is on increasing its customer and subscriber bases, and the Company continues to hire additional personnel and to increase its expenses related to product development, marketing, network infrastructure, technical resources and customer support. As a result, the Company expects that revenue growth will continue or that the Company will in the future achieve or sustain profitability on either a quarterly or annual basis.

     The Company may implement its strategy to grow its customer and subscriber bases through methods that may result in increases in costs as a percentage of revenues, such as expansions of its promotional programs and implementation of new pricing programs. In addition, an acceleration in the growth of the Company's subscriber and customer bases or changes in usage patterns among subscribers that the Company's operating margins will not be adversely affected in the future by these strategies or events.

                  NEED FOR ADDITIONAL CAPITAL TO FINANCE GROWTH
                            AND CAPITAL REQUIREMENTS

     The Company must continue to enhance and expand its network in order to maintain its competitive position and continue to meed the increasing demands for service quality, availability and competitive pricing. The Company's ability to grow depends, in part, on its ability to expand its operations through the establishment of new points of presence ("POPs") and earth stations, each of which requires significant advance capital equipment expenditures as well as advance expenditures and commitments for leased telephone company facilities and circuits and advertising. The Company will need to raise additional capital from equity or debt sources to fund its anticipated development. There can be no assurance that the Company will be able to raise such capital on favorable terms or at all. If the Company is unable to obtain such additional capital, the Company may be required to reduce the scope of its anticipated expansion, which could have a material adverse effect on the Company's business, financial condition or results of operations and its ability to compete.

                          RISKS OF GROWTH AND EXPANSION

     The number of the Company's employees has grown rapidly and several members of the Company's current management team have joined the Company recently. The Company's growth has placed, and is expected to continue to place, a significant strain on the Company's management, administrative, operational, financial and technical resources and increased demands on its systems and controls. The Company believes that it will need, both in the short term and the long term, to hire additional qualified administrative management personnel in the accounting and finance areas to manage its financial control systems. In addition, there can be no assurance that the Company's operating and financial control systems, infrastructure and existing facilities will be adequate to support the Company's future operations or maintain and effectively monitor future growth. Failure to manage the Company's growth properly could have a material adverse effect on the Company's business, financial condition or results of operations.

     The Company plans to build additional POPs. There can be no assurance that the Company will be able to add service in new cities at the rate presently planned by it. In addition, increases in the Internet subscriber base will result in additional demands on its customer support, sales, marketing, administrative and technical resources and network infrastructure. Increases in the Company's telecommunications customer base will also produce increased demands on its sales, marketing and administrative resources, as well as on its engineering resources and on its switching and routing capabilities. The Company anticipates that is continued growth will require it to recruit and hire a substantial number of new managerial, technical and sales marketing personnel. The inability to continue to upgrade the networking systems of the operation and financial control systems, the inability to recruit and hire necessary personnel or the emergence of unexpected expansion difficulties could have a material adverse effect on the Company's business, financial condition or results of operations.

     Demands on the Company's network infrastructure and technical staff and resources have grown rapidly with the Company's expanding customer base, and the Company has in the past experienced difficulties satisfying the requests for its Internet access and telecommunications services. The Company expects to experience even greater strain on its billing and operational systems as it develops, operates and maintains its network. There can be no assurance that the Company's finance and technical staff will be adequate to facilitate the Company's growth. The Company believes that its ability to provide timely access for subscribers and adequate customer support services will largely depend upon the Company's ability to attract, identify, train, integrate and retain qualified personnel. There can be no assurance that the Company will be able to do this. A failure to effectively manage its customer base and reduce its subscriber cancellation rate and could therefore have a material adverse effect on the Company's business, financial condition or results of operations.

                    DEPENDENCE ON KEY PERSONNEL; NEED TO HIRE
                         ADDITIONAL QUALIFIED PERSONNEL

     The Company is highly dependent on the technical and management skills of its key employees, including technical, sales, marketing, financial and executive personnel, and on its ability to identify, hire and retain additional personnel. Competition for such personnel is intense and there can be no assurance that the Company will be able to retain existing personnel or identify or hire additional personnel. In addition, the Company is highly dependent on the services of each of its executive officers. The loss of the services of any of them could have a material adverse effect on the Company's business, financial condition or results of operations.

                        SHARES AVAILABLE FOR FUTURE SALE

     The Company has financed its operations and acquisitions principally through the issuance of securities in the "private placements" exempt from registration under federal and applicable state securities laws. As a consequence, approximately thirty two percent (32%) of the Company's issued and outstanding common stock has been issued as "restricted securities" which cannot be resold except in compliance with similar exemptions from federal and applicable state securities laws. Under Rule 144 as currently in effect, restricted securities are generally available for public resale after such securities have been held by the purchasers thereof for a period of two years; however the Securities and Exchange Commission has amended Rule 144 effective April 29, 1997, to provide for the resale of such securities after one year. After the expiration of the one year holding period, such securities may be sold in "broker's transactions" provided that certain requirements are met and that the sales by a holder of such securities during any three month period do not exceed the greater of one percent (1%) of the then issued and outstanding shares of the issuer or the average weekly trading volume of such shares in the over-the-counter market during the four calendar weeks preceding the date on which a notice of such sale is sent to the Securities and Exchange Commission. Under the new rules, at the end of two years, persons not "affiliated" with the issuer may sell restricted securities without regard to the volume limitations imposed by Rule 144. Persons "affiliated" with the issuer are persons deemed to be in control of the issuer, including executive officers, directors and ten percent or greater shareholders; such persons may sell shares only in compliance with the requirements of Rule 144, including the volume limitations imposed thereby, regardless of the length of time such securities have been held. Most of the Common Stock of the Company will be available for public sale within the next twelve months. The large number of the Company's shares which will become available for public sale in the near future, along with the demand and piggyback registration rights granted by the Company (described elsewhere herein) created the possibility of volatility in the market for the Company's stock and the possibility of adverse effects on the prevailing market price of the Company's stock.

                     DEPENDENCE ON TECHNOLOGICAL DEVELOPMENT

     The markets the Company serves are characterized by rapidly changing technology, evolving industry standards, emerging competition and frequent new service and product introductions. There can be no assurance that the Company can successfully identify new service opportunities and develop and bring new products and services to market in a timely and cost-effective manner, or that products, services or technologies developed by others will not render the Company's products, services or technologies noncompetitive or obsolete. In addition, there can be no assurance that product or service developments or enhancements introduced by the Company will achieve or sustain market acceptance or be able to effectively address the compatibility and inoperability issues raised by technological changes or new industry standards.

     The Company is also at risk to fundamental changes in the way Internet access services are delivered. Currently, Internet services are accessed primarily by computers through telephone lines. However, several companies have recently introduced, on an experimental basis, delivery of Internet access services through cable television lines. If the Internet becomes accessible by cable modem, screen-based telephones, television or other consumer electronic devices, or customer requirements change the way the Internet access is provided, the Company will need to develop new technology or modify its existing technology to accommodate these developments. Required technological advances by the Company as the industry evolves could include compression, full motion video, and integration of video, voice, data and graphics. The Company's pursuit of these technological advances may require substantial time and expense, and there can be no assurance that the Company will succeed in adapting its Internet service business to alternate access devices and conduits.

     The Company's success is dependent in part upon its ability to enhance existing products and services and to develop new products and services that meet changing customer requirements on a timely and cost-effective basis. There can be no assurance that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. In addition, there can be no assurance that licenses for any intellectual property that might be required for the Company's services or products would be available on reasonable terms if at all.

                             DEPENDENCE ON SUPPLIERS

     The Company is dependent on third party suppliers of hardware and network connectivity for many of its products and services and generally does not have long-term contracts with suppliers. Certain of these suppliers are or may become competitors of the Company, and such suppliers are not subject to restrictions upon their ability to compete with the Company. To the extent that any of these suppliers change their pricing structure or terminate service, as did Sprint in December 1996, the Company may be adversely affected. The Company is dependent upon third party providers which are the primary providers to the Company of data communications facilities and capacity and lease to the Company physical space for switches, modems and other equipment. If these suppliers are unable to expand their networks or unwilling to provide or expand their current level of service to the Company in the future, the Company's operations could be adversely affected.

     The Company has from time to time experienced delays in the receipt of network access and telecommunications services. In addition, the Company has also from time to time experienced delays in the receipt of certain hardware components. A failure by a supplier to deliver quality services or products on a timely basis, or the inability to develop alternate sources if and as required, could result in delays which could have a material adverse effect on the Company. In addition, the Company maintains relationships with certain equipment suppliers in the design of products which they sell to the Company. The Company's remedies against suppliers who fail to deliver products on a timely basis are limited, in many cases, by practical considerations relating to the Company's desire to maintain relationships with the suppliers. As the Company's suppliers revise and upgrade the technology of their equipment, the Company may encounter difficulties in integrating the new technology into its network.

                             INTERNATIONAL EXPANSION

     The Company's strategy includes expansion of its business into international markets. There can be no assurance that the Company will be able to obtain the permits and operating license, if any are required, necessary for it to operate, to hire and train employees or to market, sell and deliver high quality services in these markets. In many countries, the Company many need to enter into a joint venture or other strategic relationship with one or more third parties in order to successfully conduct its operations. There can be no assurance that such factors will not have a material adverse effect on the Company's future international operations and, consequently, on the Company's business, financial condition or results of operations.

                            NEW AND UNCERTAIN MARKET

     The market for Internet connectivity services and related software products is in an early stage of growth. Since this market is relatively new and because current and future competitors are likely to introduce Internet connectivity and/or online services and products, it is difficult to predict the rate at which the market will grow or at which new or increased connection will result in market saturation. The novelty of the market for Internet access services may also adversely affect the Company's ability to retain new customers, as customers unfamiliar with the Internet may be more likely to discontinue the Company's services after an initial trial period than other subscribers. If demand for Internet services fails to grow, grows more slowly than anticipated, or becomes saturated with competitors, the Company's business, operating results and financial condition will be adversely affected.

     To continue to realize customer growth in all its markets, the Company must continue to replace terminating customers and attract additional customers. However, the sales and marketing expenses and acquisition costs associated with attracting new customers are substantial. Accordingly, the Company's ability to improve operating margins will depend in part on the Company's ability to retain its customers. The Company continues to invest significant resources in its telecommunications infrastructure and customer support resources in connection with all its businesses. There can be no assurance that the Company's investments in telecommunications infrastructure and customer support capabilities will improve customer retention. Since the Company's markets are new and the utility of available service is not well understood by new and potential customers, the Company is unable to predict future customer retention rates.

                             RISK OF SYSTEM FAILURE

     The success of the Company is largely dependent upon its ability to deliver high quality, uninterrupted access to the Internet and other telecommunication services. Any system failure that causes interruptions in the Company's operations could have a material adverse effect on the Company. The Company has experienced failure relating to individual POP's and the Company's customers have experienced difficulties in accessing, and maintaining connection to the Internet. The backbone of the Company's network, in addition to the Company's overall telecommunications and Internet network, is currently leased from certain suppliers, such as MCI, Sprint and Metropolitan Fiber Systems. If these suppliers are unable to expand their networks or are unwilling to provide or expand their current level of service to the Company in the future, the Company's operations could be adversely affected. As the Company attempts to expand its network and data traffic grows, there will be increased stress on network hardware and traffic management systems. However, there can be no assurance that the Company will not experience failures relating to individual POP's or even failure of the entire network. The Company's operations also are dependent on its ability to successfully expand its network and integrate new and emerging technologies and equipment into its network, which are likely to increase the risk of system failure and cause unforeseen strains upon the network. The Company attempts to minimize customer inconvenience in the event of a system disruption by high quality services and redundancy. However, significant or prolonged system failures, or difficulties for subscribers in accessing, and maintaining connection with the Internet could damage the reputation of the Company and result in the loss of subscribers. Such damage or losses could have a material adverse effect on the Company's ability to obtain new subscribers and on the Company's business, financial condition or results of operations.

     The Company's operations are dependent on its ability to protect its software and hardware against damage from fire, earthquake, power loss, telecommunications failure, natural disaster and similar events. A significant portion of the Company's computer equipment is located at its facilities in Houston, Texas. The Company's switches and other telephone equipment are located in Houston, Panama City, Panama, Caracas, Venezuela and Atlanta, Georgia. Any damage or failure that causes interruptions in the Company's operations could have a material adverse effect on the Company's business and results of operations. While the Company and its subsidiaries carry some property and business interruption insurance, such coverage may not be adequate to compensate the Company for all losses that may occur.

                                 SECURITY RISKS

     Despite the implementation of network security measures by the Company, such as limiting physical and network access to its routers, its telecommunications infrastructure is vulnerable to computer viruses, break-ins and similar disruptive problems caused by its customers or other Internet users. Computer viruses, break-ins or other problems caused by third parties could lead to interruption, delays or cessation in service to not only the Company's Internet customers, but also the Company's telecommunication users. Furthermore, such inappropriate use of the voice and data systems by third parties could also potentially jeopardize the security or confidential information stored in the computer systems of the Company's customers and other parties which may deter potential subscribers. Persistent security problems continue to plague public and private data networks. Recent break-ins reported in the press and otherwise have reached computers connected to the Internet at major corporations and Internet access providers and have included incidents involving hackers by-passing fire-walls by posing as trusted computers and involving the theft of information. Alleviating problems caused by computer viruses, break-ins or other problems caused by third parties may require significant expenditures of capital and resources by the Company, which could have a material adverse effect on the Company. Moreover, until more comprehensive security technologies are developed, the security and privacy concerns of existing and potential customers may inhibit the growth of the Internet service industry in general and the Company's customer base and revenues in particular.

                             POTENTIAL LIABILITY FOR
                    INFORMATION DISSEMINATED THROUGH NETWORK

     Internet service providers face potential liability for uncertain scope for the actions of subscribers and others using their systems, including liability for infringement of intellectual property rights, rights of publicity, defamation, libel and criminal activity under the laws of the U.S. and foreign jurisdictions. For example, an action against Prodigy alleging libel and negligence in connection with an electronic message posted by a Prodigy subscriber through Prodigy's Internet access system presents the potential for increased focus and attempts to impose liability upon Internet service providers for information, messages and other materials disseminated across and through their systems. The Company carries errors and omissions insurance; however, such insurance may not be adequate to compensate the Company for all liability that may be imposed. Any imposition of liability in excess of the Company's coverage could have a material adverse effect on the Company. In addition, recent legislative enactments and pending legislative proposals aimed at limiting the use of the Internet to transmit indecent or pornographic materials could, depending upon their interpretation and application, result in significant potential liability to internet access and service providers including the Company, as well as additional costs and technological challenges in complying with any statutory or regulatory requirements imposed by such legislation.

                   FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

     The Company's quarterly operating results have fluctuated in the past and may fluctuate significantly in the future as a result of a variety of factors, some of which are outside the Company's control. These factors include general economic conditions, acceptance and use of the Internet, user demand for long-distance telecommunication service, capital expenditures and other costs relating to the expansion of operations, the timing of new product announcements by the Company or its competitors, changes in pricing strategies by the Company or its competitors, market availability and acceptance of new and enhanced versions of the Company's or its competitors' products and services and the rates of new subscriber and customer acquisition and retention. These factors could also have a material adverse effect on the Company's annual results of operation and financial condition.

                            VOLATILITY OF STOCK PRICE

     The market price of the Company's Common Stock may be highly volatile. The "public float" of the Company's Common Stock as a percentage of the total issued and outstanding shares of Common Stock increased during 1997 due primarily to the substantial numbers of shares that had been subject to restrictions on transfer which terminated during 1997. Factors such as variations in the Company's revenue, earnings and cash flow and announcements of new service offerings, technological innovations or price reductions by the Company, its competitors or providers or alternative services could cause the market price of the Common Stock to fluctuate substantially. In the event that The Company's operating results are below the expectations of public market analysts and investors in one or more future quarters, it is likely that the price of the Common Stock will be materially adversely affected. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many communications, media and technology companies and that often have been unrelated to the operating performance of such companies. In addition, the stock markets recently have experienced significant price and volume fluctuations that particularly have affected companies in the technology sector and resulted in changes in the market price of the stocks of many companies that have not been directly related to the operating performance of those companies.

                        ABILITY OF MANAGEMENT TO DICTATE
                            CORPORATE POLICY AND THE
                      COMPOSITION OF THE BOARD OF DIRECTORS

     Management and certain members of the Board of Directors of the Company own or control, directly or indirectly, approximately one-third of the issued and outstanding shares of the Common Stock of the Company. The Articles of Incorporation and Bylaws of the Company provide that: (1) the presence of a majority of the shareholders eligible to vote is required to constitute a quorum at shareholders' meetings; (2) the vote of the holders of a majority of the shares present at a meeting where a quorum is constituted is required to adopt any resolution, unless a greater percentage is required by statute, in which case a majority of the outstanding shares will be required; (3) shareholder action may be taken by written consent, without prior notice, signed by the holder(s) of the number of shares necessary to approve such action; and (4) voting is noncumulative. As a consequence of the concentrations of stock ownership in the hands of such persons, they have the ability to influence corporate policy, the persons elected to the Board of Directors of the Company and may be able to block certain corporate actions.

                                  NO DIVIDENDS

     The Company does not anticipate that it will pay any dividends in the foreseeable future but plans to reinvest in the Company's business any funds which might otherwise be available for the payment of dividends. The payment of dividends out of legally available funds thereafter, if such funds are available, will be at the discretion of the Company's Board of Directors.

                              GOVERNMENT REGULATION

     The telecommunications and are subject to extensive regulation by federal, state and local governmental agencies. Existing regulations were substantially affected by the passage of the Telecommunications Act of 1996 ("1996 Telecom Act") in February 1996, which allowed cable television companies and telephone companies both to enter and participate in new lines of business. This introduced the possibility of new, non-traditional competition for both cable television and telephone companies and resulted in greater potential competition for The Company. The outcome of federal and state administrative proceedings may also affect the nature and extent of competition that will be encountered by The Company. In addition, future regulations may prevent The Company from generating revenues from sales of database information about consumers obtained by The Company from its television and telephone business. BellSouth is also allowed to terminate its agreement with the Company if it determines that regulatory changes would impact the Company's ability to perform under such agreement. These competitive developments, as well as other regulatory requirements relating to privacy issues, may have a material adverse effect on The Company's business.

              POTENTIAL ADVERSE IMPACT OF ANTI-TAKEOVER PROVISIONS

     The Company's certificate of incorporation and by-laws and the provisions of the Nevada General Corporation Law may have the effect of delaying, deterring or preventing a change in control or an acquisition of The Company. The Company's certificate of incorporation authorizes the issuance of "blank check" preferred stock, which, in the event of issuance, could be utilized by the board of directors of The Company as a method of discouraging, delaying or preventing a change in control or an acquisition of The Company, even though such an attempt might be economically beneficial to the holders of Common Stock. Such provisions may have an adverse impact from time to time on the price of the Common Stock.

                              SELLING SHAREHOLDERS

     The following table sets forth, as of the date of this Prospectus, (i) the name of each Selling Shareholder, (ii) the number of shares of Common Stock beneficially owned by each Selling Shareholder prior to the offering, (iii) the number of shares of Common Stock to be sold by each Selling Shareholder pursuant to this Propsectus and (iv) the number of shares beneficially owned by each Selling Shareholder after the offering. Except as otherwise indicated, the Selling Shareholders have sole voting and investment power with respect to all shares indicated as being beneficially owned by such person.

                                                                               Ownership of
                                              Ownership of       Number of     Common Stock
                                           Common Stock Before  Shares Being    After the
                                              the Offering        Offered       Offering(1)
                                        ------------------------  --------  ------------------
                                                                            Number of
Name                                    Number of Shares  Percent            Shares    Percent
--------------------------------------  ----------------  -------  -------  ---------  -------
Equity Merchant Banking Corporation(2)           375,000        *  375,000          0        0
Connecticut Bank of Commerce(3)                   75,000        *   75,000          0        0
======================================  ================  =======  =======  =========  =======

*       Represents  less  than  1%  of  outstanding  Common  Stock.

(1)     Assumes  that  all  Shares  being  offered  are  sold.

(2)     The  shares  being  offered  were  subscribed to by EMBC from the Company as part of a financing.  In  connection with the financing, the Company also entered into an agreement with
EMBC  pursuant  to  which  EMBC  was accorded certain registration rights with respect to such shares.  The  Company  has  registered  such  shares  for  sale pursuant to this Prospectus as required  by  the  Agreement.

(3)     The  shares  being  offered  were  subscribed  to by CBC from the Company as part of a financing.  In  connection with the financing, the Company also entered into an agreement with
CBC  pursuant  to  which was CBC was accorded certain registration rights with respect to such shares.  The  Company  has  registered  such  shares  for  sale pursuant to this Prospectus as required  by  the  Agreement.


                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time by the Selling Shareholders (including the Selling Shareholder's pledgees, donees or other successors in interest). All sales may be made by the Selling Shareholders on the NASDAQ or otherwise as prices and on terms related to the then current market price of the Common Stock or in negotiated transactions. The Shares may be sold by any one or more of the following methods:

(a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of a block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal, and resale by such broker or dealer, for its account pursuant to this Prospectus;

(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

(d)     privately  negotiated  transactions.

     The Selling Shareholders may effect such transactions by selling the Shares to or through brokers or dealers. Such brokers or dealers will receive compensation in the form of discounts or commissions from the Selling Shareholders, and they may also receive commissions from the purchasers of the Shares for whom they may act as agents. Such discounts or commissions from the Selling Shareholders or such purchasers are not expected to exceed those customary in the types of transactions involved.

     The Selling Shareholders will pay all fees and expenses incident to the registration of the Shares, inclusive of any underwriting discounts, any selling commissions payable in respect of sales of the Shares or any expenses incurred by the Selling Shareholders to retain any counsel, accountant or other advisor. It is estimated that the fees and expenses payable by the Selling Shareholders in connection with the registration of the Shares will be approximately $15,000. The Company will receive none of the proceeds from sales of the Shares.

     In  the  event  the  Shares  are  offered  to  the  public  by  the Selling
Shareholders, they may be deemed "underwriters" within the meaning of the Securities Act of 1933. Any broker-dealer selling the Shares as agent for a Selling Shareholders and any broker-dealer purchasing and reselling the Shares for its own account may also be deemed an "underwriter".

               INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     As permitted by Section 78.037 of the Nevada Revised Statutes ("NRS"), the Company's Articles of Incorporation and Bylaws are intended to take full advantage of the provisions of the NRS with respect to limiting the personal liability of its officers, directors, employees and agents. The Articles provide that a director of the Company shall not, to the fullest extent permitted by the NRS, as the same exist or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits broader limitations than permitted prior to such amendment), be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director. The Articles and Bylaws provide that the Company shall indemnify current and former directors, officers, employees and agents, and persons serving in similar capacities in the Company's subsidiaries or other entities in which the Company has an interest against expenses, judgments, fines and amounts paid in settlement incurred if such director, officer, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to a criminal proceeding, had no reasonable cause to believe such conduct was unlawful. Such determination shall be made (i) if there is a quorum of disinterested members of the Board of Directors, by a majority of such disinterested members of the Board of Directors, (ii) if a majority of the disinterested members of the Board of Directors so determine or if a quorum of disinterested members of the Board of Directors cannot be obtained, by independent legal counsel in a written opinion, or (iii) by the stockholders of the Company. The Company's Articles and Bylaws further provide that directors, officers, employees and agents shall receive indemnification payments in advance of the final disposition of an action upon the receipt by the Company of a written undertaking by or on behalf of such director, officer, employee or agent to repay the amounts advanced if it is ultimately determined by a court of competent jurisdiction that such director, officer, employee or agent was not entitled to indemnification by the Company. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by directors, officers, employees and agents of the Company.

     The Company maintains Directors' and Officers' Liability Insurance which insures the Company's current and former directors and officers (and their estates, heirs, legal representatives or assigns) and the Company and its majority owned subsidiaries from damages, settlements and the cost of defense associated with any alleged or actual error, misstatement, misleading statement, act or omission, neglect or breach of duty by the directors and officers of the Company in the discharge of their duties as directors or officers of the Company; provided, that certain standard exclusions apply which limit the liability of the insurer, including the limitation that no payment shall be made in connection with a claim that is incident to or contributed to by the fraudulent, dishonest, or criminal acts of the directors or officers of the Company.

     The Company also has contractual commitments to indemnify certain directors and officers of the Company the basic terms of which mirror the provisions set forth in the Articles of Incorporation and Bylaws of the Company.

     Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

     The legality of the Shares offered hereby will be passed upon for the Company by Brown, Parker & Leahy, L.L.P., Houston, TX.

                                     EXPERTS

     The consolidated financial statements of the Company appearing in its quarterly report on form 10-QSB for the period ending March 31, 1998, and in its Annual Report on Form 10-KSB for the year ended December 31, 1997, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     Any audited financial statements incorporated by reference in the Registration Statement of which this Prospectus is a part will be so incorporated by reference herein in reliance upon the reports of independent auditors pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firm as experts in auditing and accounting.

     PART  II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM  14.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The following table sets forth the expenses, other than brokerage discounts and commissions, expected to be incurred in connection with the offering of the Shares registered hereby. All amounts, except the Securities and Exchange Commission registration fee, are estimated.

     Securities  and  Exchange  Commission  Registration  Fee     $  224.02

     Accounting  Fees  and  Expenses                              $       *

     Legal  Fees  and  Expenses                                   $       *

     Miscellaneous  Expenses                                      $       *

     Total                                                        $       *

* To be completed by amendment.

     The Selling Shareholders shall pay all fees and expenses incident to such registration, inclusive of any underwriting discounts, any selling commissions payable in respect of sales of the Shares or any expenses incurred by the Selling Shareholders to retain any counsel, accountant or other advisor.

ITEM  15.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

See  "Indemnification  of  Directors  and  Officers."

ITEM  16.     EXHIBITS.


EXHIBIT
NUMBER                        DESCRIPTION OF EXHIBIT
------  ------------------------------------------------------------------------
4.1     Agreement  with  Connecticut  Bank  of  Commerce.
4.2     Agreement  with  Equity  Merchant  Banking  Corporation,  L.L.C.
5.1 Opinion of Brown, Parker & Leahy L.L.P., with respect to the validity of the Company's Common Shares.
23.1    Consent  of  Arthur  Andersen  LLP.
23.2    Consent  of  Brown,  Parker  & Leahy, L.L.P. (included in Exhibit 5.1).
24.1    Powers  of  Attorney  (included in the signature page of this Amendment
        No.  1)


ITEM  17.     UNDERTAKINGS.

     (a)     Rule  415  Offering

The  undersigned  Registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to e a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

(b)     Filings  Incorporating  Subsequent  Exchange Act Documents by Reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therewith, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Acceleration  of  Effectiveness.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this to Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 7th day of August, 1998.

                   CHARTER COMMUNICATIONS INTERNATIONAL, INC.


                           By:  /s/ STEPHEN E. RAVILLE
                    -----------------------------------------
                               STEPHEN E. RAVILLE
                             CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Charter Communications International, Inc., a Nevada corporation, which has filed a Registration Statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended (the "Securities Act") hereby constitute and appoint Stephen E. Raville and Patrick E. Delaney, and each of them, the individual's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments, including post-effective amendments, to the Registration Statement, including a Prospectus or an amended Prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the date indicated.

        Signature                        Title                  Date
----------------------------  ---------------------------  --------------

/S/  Stephen E. Raville       Chief Executive Officer and  August 7, 1998
----------------------------  Chairman of the Board of
Stephen E. Raville            Directors


/S/  Patrick E. Delaney       Chief Financial Officer      August 7, 1998
----------------------------  and Director
Patrick E. Delaney

/S/  Richard P. Halevy        Treasurer                    August 7, 1998
----------------------------
Richard P. Halevy

/S/  Robert E. Conn           Director                     August 7, 1998
----------------------------
Robert E. Conn

/S/  William P. O'Reilly      Director                     August 7, 1998
----------------------------
William P. O'Reilly

/S/  F. Scott Yeager          Director                     August 7, 1998
----------------------------
F. Scott Yeager

/S/  James H. Dorsey, III     Director                     August 7, 1998
----------------------------
James H. Dorsey, III



/S/  Gerald F. Schmidt        Director                     August 7, 1998
----------------------------
Gerald F. Schmidt

                                INDEX TO EXHIBITS



EXHIBIT
NUMBER   DESCRIPTION OF EXHIBIT
-------  -----------------------------------------------------------------------------

    4.1  Agreement with Connecticut Bank of Commerce.
    4.2  Agreement with Equity Merchant Banking Corporation, L.L.C.
    5.1  Opinion of Brown, Parker & Leahy L.L.P., with respect to the validity of the
         Company's Common Shares.
   23.1  Consent of Arthur Andersen LLP.
   23.2  Consent of Brown, Parker & Leahy, L.L.P. (included in Exhibit 5.1).
   24.1  Powers of Attorney (included in the signature page of this Amendment No.
         1)
=======  =============================================================================